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NEW JERSEY




                                   Exhibit 8.1

                                December 20, 2002


Realty Income Corporation
220 West Crest Street
Escondido, California  92025-1707

     Re: Realty Income Corporation

Ladies and Gentlemen:

     We have acted as tax counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with the Company's filing of a registration statement on Form S-3 (together with all amendments and exhibits thereto and documents incorporated by reference therein, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus, by the Company of up to $500,000,000 aggregate offering price of (i) common stock, par value $1.00 per share, (ii) one or more classes or series of preferred shares, par value $1.00 per share, and (iii) debt securities.

     This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished with, and with your consent, have relied upon, certain representations made by the Company and the subsidiaries of the Company as to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

     In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

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Latham & Watkins
December 20, 2002
Page 2


     We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based on such facts, assumptions and representations, it is our opinion that the statements set forth in the Prospectus under the caption "United States Federal Income Tax Considerations Related to Our REIT Election" insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement, the Prospectus or the Officer's Certificate may affect the conclusions stated herein. As described in the Prospectus, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

     This opinion is only being rendered to you as of the date of this letter, and we undertake no obligation to update this opinion if there are changes in the facts or the law subsequent to such date. This opinion is rendered only in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions "United States Federal Income Tax Considerations Related to Our REIT Election" and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to judicial and regulatory authorities having jurisdiction over you.

                                                          Very truly yours,

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